Beginning in third quarter 2012, Eastman Chemical Company ("Eastman" or the "Company") changed its reportable segments due to recent changes in the Company's organization resulting from the July 2, 2012 acquisition of Solutia Inc. ("Solutia"). With the acquisition of Solutia, Eastman has made organizational and reporting changes resulting in five reporting segments: Additives and Functional Products, Adhesives and Plasticizers, Advanced Materials, Fibers, and Specialty Fluids and Intermediates. This organizational structure is based on the management of the strategies, operating models, and sales channels that the various businesses employ. The new reporting segments are as follows:

•
Additives and Functional Products consists of the rubber materials product lines from Solutia's former Technical Specialties segment and the specialty polymers and solvents product lines of Eastman's former Coatings, Adhesives, Specialty Polymers and Inks ("CASPI") segment.

•
Adhesives and Plasticizers consists of the adhesives product lines formerly in the Company's CASPI segment and the plasticizer product lines of Eastman's former Performance Chemicals and Intermediates ("PCI") segment.

•	Advanced Materials consists of Eastman's former Specialty Plastics segment and Solutia's former Performance Films and Advanced Interlayers segments.

•	Fibers continues to consist of the acetate tow, acetate yarn, and acetyl product lines.

•
Specialty Fluids and Intermediates consists of the specialty fluids product lines from Solutia's former Technical Specialties segment and Eastman's oxo and acetyl intermediates product lines of its former PCI segment.

Solutia's Photovoltaics business will be managed as a developing business initiative and reported as “Other” sales and operating earnings (loss) with sales revenue and expenses not identifiable to an operating segment.

In conjunction with the realignment of its reporting segments, Eastman also made the following changes in executive leadership responsibilities: Mark J. Costa, Executive Vice President, has responsibility for the Additives and Functional Products and Advanced Materials segments; and Ronald C. Lindsay, Executive Vice President, has responsibility for the Adhesives and Plasticizers, Fibers, and Specialty Fluids and Intermediates segments.

Unaudited Pro Forma Combined Segment Information

While results will be provided on a historical basis in accordance with accounting principles generally accepted in the United States ("GAAP"), future discussion and analysis, beginning with the third quarter 2012 Quarterly Report Form 10-Q, and financial results press release furnished on Form 8-K will also include comparison of post-acquisition results to pre-acquisition pro forma combined results in order to provide the most meaningful comparison of results by reportable segment. The unaudited pro forma combined segment information is based on the historical consolidated financial statements and accompanying notes of both Eastman and Solutia and assumes that the acquisition of Solutia had been consummated on January 1, 2009. As a result, transaction and integration costs occurring in first and second quarters 2012 have been reallocated to first quarter 2009.

The unaudited pro forma combined segment information is not necessarily indicative of the results of operations that would have actually occurred had the acquisition been completed as of the dates indicated, nor is it indicative of the future operating results of the combined company. The unaudited pro forma combined segment information does not reflect future events that may occur after the acquisition of Solutia, including the potential realization of operating cost savings (synergies) or restructuring activities or other costs related to the planned integration of Solutia, and does not consider potential impacts of current market conditions on revenues or expenses.

The unaudited pro forma combined segment information reflects the combination of Eastman and Solutia and the impact of increased depreciation and amortization expense resulting from the fair valuation of assets acquired from Solutia in accordance with Accounting Standards Codification No. 805, “Business Combinations.” The information also includes adjustments to Solutia historical information to be consistent with Eastman's change in method of accounting for actuarial gains and losses for its pension and other postretirement benefit ("OPEB") plans and adjustments to Solutia exclusions from operating earnings consistent with Eastman's historical presentation of non-GAAP results. In addition, corporate expenses, adjustments to environmental liabilities, and gains and losses from asset dispositions and restructuring charges that were previously reported as "Other" have been allocated to Eastman's reportable segments using a percentage of total revenue methodology based on Solutia's full year 2011 results. This allocation of corporate overhead from "Other" to the reportable segments is in accordance with Eastman's presentation of such costs. In conjunction with the change in accounting principle, the service cost, which represents the benefits earned by active employees during the period, and amortization of prior service credits continue to be allocated to each segment. Interest costs, expected return on assets, and the mark-to-market ("MTM") adjustment for actuarial gains and losses are included in corporate expense and not allocated to segments.

2012 Segment Information

(Dollars in millions, unaudited)	First Quarter	Second Quarter	Six Months 2012

Additives and Functional Products segment
Sales	$400	$423	$823
Operating earnings	94	107	201
Adhesives and Plasticizers segment
Sales	$374	$372	$746
Operating earnings	66	72	138
Advanced Materials segment
Sales	$567	$600	$1,167
Operating earnings	57	62	119
Asset impairments and restructuring charges, net (1)	4	1	5
Operating earnings excluding asset impairments and restructuring charges, net	61	63	124
Fibers
Sales	$323	$318	$641
Operating earnings	101	96	197
Specialty Fluids and Intermediates
Sales	$642	$649	$1,291
Operating earnings	73	97	170
Other (2)
Sales	$13	$11	$24
Operating loss
Growth initiatives	(25)	(26)	(51)
Pension and OPEB gain (loss) not allocated to operating segments	(7)	(6)	(13)
Operating loss	(32)	(32)	(64)
TOTAL EASTMAN CHEMICAL
Sales	$2,319	$2,373	$4,692
Operating earnings	359	402	761
Asset impairments and restructuring charges, net	4	1	5
Operating earnings excluding asset impairments and restructuring charges, net	363	403	766
Depreciation and amortization			218

(1)Includes acquisition related expenses on the Southwall Technologies Inc. acquisition.

(2)
Research and development, pension and OPEB, and other expenses not identifiable to an operating segment are not included in segment operating results for either of the periods presented and are shown as "other" operating earnings (loss).

2011 Segment Information

(Dollars in millions, unaudited)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	2011

Additives and Functional Products segment
Sales	$429	$437	$412	$399	$1,677
Operating earnings	125	105	84	68	382
Other operating income (1)	(17)	—	—	—	(17)
Operating earnings excluding other operating income	108	105	84	68	365
Depreciation and amortization expense					95
Adhesives and Plasticizers segment
Sales	$340	$371	$349	$321	$1,381
Operating earnings	70	70	61	49	250
Depreciation and amortization expense					44
Advanced Materials segment
Sales	$574	$632	$558	$549	$2,313
Operating earnings	69	82	63	37	251
Depreciation and amortization expense					135
Fibers
Sales	$290	$331	$334	$324	$1,279
Operating earnings	86	97	98	84	365
Depreciation and amortization expense					68
Specialty Fluids and Intermediates
Sales	$612	$638	$657	$641	$2,548
Operating earnings	76	79	69	47	271
Asset impairments and restructuring charges, net (2)	—	—	7	—	7
Operating earnings excluding asset impairments and restructuring charges, net	76	79	76	47	278
Depreciation and amortization expense					80

(1)	Includes $17 million for gains on certain other rubber chemicals divestitures.

(2)	Includes $7 million in restructuring charges primarily for severance associated with the acquisition and integration of Sterling Chemicals, Inc.

2011 Segment Information (continued)

(Dollars in millions, unaudited)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	2011

OTHER (1)
Sales	$21	$20	$20	$16	$77
Operating (loss) earnings
Growth initiatives	(20)	5	10	(24)	(29)
Pension and OPEB gain (loss) not allocated to operating segments	9	(5)	(10)	(230)	(236)
Operating loss before exclusions	(11)	—	—	(254)	(265)
Mark-to-market pension and other postretirement benefits adjustment (2)	(15)	—	—	224	209
Asset impairments and restructuring charges, net (3)(4)(5)	12	(14)	6	—	4
Other operating expense (income) (6)	—	—	(29)	—	(29)
Operating loss excluding items	(14)	(14)	(23)	(30)	(81)
Depreciation and amortization expense					7
TOTAL EASTMAN CHEMICAL
Sales	$2,266	$2,429	$2,330	$2,250	$9,275
Operating earnings	415	433	375	31	1,254
Mark-to-market pension and other postretirement benefits adjustment	(15)	—	—	224	209
Asset impairments and restructuring charges, net	12	(14)	13	—	11
Other operating income	(17)	—	(29)	—	(46)
Operating earnings excluding items	395	419	359	255	1,428
Depreciation and amortization expense					429

(1)
Research and development, pension and OPEB, and other expenses not identifiable to an operating segment are not included in segment operating results for either of the periods presented and are shown as "other" operating earnings (loss).

(2)
Mark-to-market adjustment for pension and other postretirement benefit plans actuarial net losses. First quarter mark-to-market gain due to the interim remeasurement of the OPEB plan obligation, triggered by the exit of employees associated with the sale of the PET business.

(3)
First quarter, second quarter, third quarter, and full year include $12 million, $1 million, $1 million, and $14 million, respectively, for severance, pension settlement and other charges related to the relocation of European regional headquarters.

(4)	Second quarter and full year include $15 million gain from the sale of the previously impaired methanol and ammonia assets related to the terminated Beaumont, Texas industrial gasification project.

(5)	Third quarter and full year include $3 million for severance and $2 million for share-based compensation costs on executive officer separation agreement.

(6)	Third quarter and full year include $29 million gain related to the sale of remaining 2% ownership interest in Ascend Performance Materials Holdings Inc.

2010 Segment Information

(Dollars in millions, unaudited)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	2010

Additives and Functional Products segment
Sales	$377	$405	$401	$377	$1,560
Operating earnings	81	106	104	70	361
Asset impairments and restructuring charges, net (1)(2)	5	4	1	5	15
Other operating income (3)	—	—	—	(5)	(5)
Operating earnings excluding asset impairments and restructuring charges, net, and other operating income	86	110	105	70	371
Depreciation and amortization expense					90
Adhesives and Plasticizers segment
Sales	$217	$283	$276	$274	$1,050
Operating earnings	34	50	55	43	182
Asset impairments and restructuring charges, net (2)	—	3	—	2	5
Operating earnings excluding asset impairments and restructuring charges, net	34	53	55	45	187
Depreciation and amortization expense					37
Advanced Materials segment
Sales	$486	$545	$526	$513	$2,070
Operating earnings	52	56	57	38	203
Asset impairments and restructuring charges, net (2)	1	—	—	5	6
Operating earnings excluding asset impairments and restructuring charges, net	53	56	57	43	209
Depreciation and amortization expense					129
Fibers
Sales	$267	$274	$301	$300	$1,142
Operating earnings	82	85	93	79	339
Asset impairments and restructuring charges, net (2)	—	—	—	3	3
Operating earnings excluding asset impairments and restructuring charges, net	82	85	93	82	342
Depreciation and amortization expense					61

(1)	First, second, third, and fourth quarters reflect restructuring costs of $4 million, $4 million, $1 million, and $1 million, respectively, related to the closure of the Ruabon and Cologne facilities.

(2)
Includes charges for severance programs of: $1 million and $4 million in first and fourth quarters, respectively, in the Additives and Functional Products segment; $3 million and $2 million in second and fourth quarters, respectively, in the Adhesives and Plasticizers segment; $1 million and $5 million in first and fourth quarters, respectively, in the Advanced Materials segment; and $3 million in fourth quarter in the Fibers segment.

(3)	Includes gain on the sale of select assets of Perkalink.

2010 Segment Information (continued)

(Dollars in millions, unaudited)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	2010

Specialty Fluids and Intermediates
Sales	$468	$485	$487	$467	$1,907
Operating earnings	42	65	67	40	214
Asset impairments and restructuring charges, net (1)	—	—	—	4	4
Operating earnings excluding asset impairments and restructuring charges, net	42	65	67	44	218
Depreciation and amortization expense					72
Other (2)
Sales	$4	$12	$26	$21	$63
Operating loss
Growth initiatives	(14)	(14)	(10)	(20)	(58)
Pension and OPEB loss not allocated to operating segments	(8)	(10)	(9)	(15)	(42)
Operating loss before exclusions	(22)	(24)	(19)	(35)	(100)
Mark-to-market pension and other postretirement benefits adjustment (3)	—	—	—	4	4
Asset impairments and restructuring charges, net (1)(4)	1	1	—	10	12
Other operating loss (5)	—	—	5	—	5
Operating loss excluding items	(21)	(23)	(14)	(21)	(79)
Depreciation and amortization expense					6
TOTAL EASTMAN CHEMICAL
Sales	$1,819	$2,004	$2,017	$1,952	$7,792
Operating earnings	269	338	357	235	1,199
Mark-to-market pension and other postretirement benefits adjustment	—	—	—	4	4
Asset impairments and restructuring charges, net	7	8	1	29	45
Other operating income (loss)	—	—	5	(5)	—
Operating earnings excluding items	276	346	363	263	1,248
Depreciation and amortization expense					395

(1)
Includes charges for corporate severance programs of $4 million in fourth quarter in the Specialty Fluids and Intermediates segment and $1 million, $1 million, and $2 million in first, second, and fourth quarters, respectively, in Other.

(2)
Research and development, pension and OPEB, and other expenses not identifiable to an operating segment are not included in segment operating results for either of the periods presented and are shown as "other" operating earnings (loss).

(3)	Mark-to-market adjustment for pension and other postretirement benefit plans actuarial net losses.

(4)
Fourth quarter includes $8 million for intangible asset impairment charges resulting from an environmental regulatory change during the fourth quarter impacting the fair value of air emission credits remaining from the previously discontinued Beaumont, Texas, gasification project.

(5)	Includes loss on the sale of European Plastic Products business.

2009 Segment Information

(Dollars in millions, unaudited)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	2009

Additives and Functional Products segment
Sales	$261	$305	$350	$345	$1,261
Operating earnings	38	64	100	101	303
Asset impairments and restructuring charges, net (1)(2)(3)(4)	6	(5)	—	1	2
Other operating income (5)	—	—	—	(4)	(4)
Operating earnings excluding asset impairments and restructuring charges, net, and other operating income	44	59	100	98	301
Depreciation and amortization expense					87
Adhesives and Plasticizers segment
Sales	$149	$167	$182	$181	$679
Operating earnings	2	18	34	30	84
Asset impairments and restructuring charges, net (1)	4	(1)	—	—	3
Operating earnings excluding asset impairments and restructuring charges, net	6	17	34	30	87
Depreciation and amortization expense					37
Advanced Materials segment
Sales	$324	$401	$435	$464	$1,624
Operating (loss) earnings	(21)	34	48	37	98
Asset impairments and restructuring charges, net (1)(6)(7)	18	5	2	7	32
Operating (loss) earnings excluding asset impairments and restructuring charges, net	(3)	39	50	44	130
Depreciation and amortization expense					123
Fibers
Sales	$259	$263	$257	$253	$1,032
Operating earnings	72	77	82	77	308
Asset impairments and restructuring charges, net (1)	4	—	—	—	4
Operating earnings excluding asset impairments and restructuring charges, net	76	77	82	77	312
Depreciation and amortization expense					62

(1)
Includes charges and adjustments for corporate severance program of: charges of $5 million and $1 million in first and fourth quarters, respectively, and an adjustment of $1 million in second quarter in the Additives and Functional Products segment; a charge of $4 million in first quarter and an adjustment of $1 million in second quarter in the Adhesives and Plasticizers segment; charges of $14 million, $4 million, $2 million, and $4 million in first, second, third, and fourth quarters in the Advanced Materials segment; and charges of $4 million in first quarter in the Fibers segment.

(2)	First quarter, second quarter, and fourth quarter include charges of $1 million, gains of $4 million, and charges of $1 million, respectively, related to the announced closure of the Ruabon facility.

(3)
Fourth quarter includes $2 million gain from the reversal of a reserve for previously divested businesses and product lines within the former Coatings, Adhesives, and Specialty Polymers and Inks segment.

(4)	Fourth quarter includes $1 million impairment of intangible assets related to the sale of the Thiurams business.

(5)	Reflects gain on the sale of the Thiurams business.

(6)	First quarter and second quarter include $4 million and $1 million, respectively, related to the announced closure of the SAFLEX® plastic interlayer production line at the Trenton facility.

(7)	Fourth quarter includes net charges of $3 million related to consolidation of certain European manufacturing and distribution sites.

2009 Segment Information (continued)

(Dollars in millions, unaudited)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	2009

Specialty Fluids and Intermediates
Sales	$302	$323	$378	$396	$1,399
Operating (loss) earnings	(1)	16	36	28	79
Asset impairments and restructuring charges, net (1)	5	—	—	—	5
Operating earnings excluding asset impairments and restructuring charges, net	4	16	36	28	84
Depreciation expense					71
Other (2)
Sales	$6	$6	$4	$3	$19
Operating loss
Growth initiatives	(16)	(11)	(20)	(199)	(246)
Pension and OPEB loss not allocated to operating segments	(17)	(17)	(17)	(93)	(144)
Transaction and integration costs related to the acquisition of Solutia by Eastman	(40)	—	—	—	(40)
Operating loss before exclusions	(73)	(28)	(37)	(292)	(430)
Transaction and integration costs related to the acquisition of Solutia by Eastman	40	—	—	—	40
Mark-to-market pension and other postretirement benefits adjustment (3)	—	—	8	81	89
Asset impairments and restructuring charges, net (1)(4)	7	—	8	188	203
Other operating loss (5)	—	—	6	—	6
Operating loss excluding items	(26)	(28)	(15)	(23)	(92)
Depreciation and amortization expense					4
TOTAL EASTMAN CHEMICAL
Sales	$1,301	$1,465	$1,606	$1,642	$6,014
Operating earnings (loss)	17	181	263	(19)	442
Transaction and integration costs related to the acquisition of Solutia by Eastman	40	—	—	—	40
Mark-to-market pension and other postretirement benefits adjustment	—	—	8	81	89
Asset impairments and restructuring charges, net	44	(1)	10	196	249
Other operating loss (income)	—	—	6	(4)	2
Operating earnings excluding items	101	180	287	254	822
Depreciation and amortization expense					384

(1)
Includes charges and adjustments for corporate severance program of: a charge of $5 million in first quarter in the Specialty Fluids and Intermediates segment and charges of $7 million, $2 million, and $9 million in first, second, and fourth quarters, respectively, in Other.

(2)
Research and development, pension and OPEB, and other expenses not identifiable to an operating segment are not included in segment operating results for either of the periods presented and are shown as "other" operating earnings (loss).

(3)	Mark-to-market adjustment for pension and other postretirement benefit plans actuarial net losses.

(4)	Fourth quarter includes $179 million for asset impairments related to the Company's previously announced discontinuance of its Beaumont, Texas industrial gasification project.

(5)	Third quarter includes loss on the sale of North America Plastic Products and related impairment of intangible assets.